UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2006

Ebix, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Golf Road, Schaumburg, Illinois		60173
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 789-3047

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 12, 2006, Ebix, Inc. (the “Company”) filed a current report on Form 8-K (the “Original Filing”) in connection with the completion of the acquisition of substantially all of the operating assets of Infinity Systems Consulting, Inc. (“Infinity”)  The Company is amending the Original Filing to include the Asset Purchase Agreement, dated May 9, 2006, by and among Ebix Inc., Infinity Systems Consulting, Inc., and the Shareholders of Infinity Systems Consulting, Inc as well as the Financial Information required by Items 9.01(a) and 9.01(b).

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The appropriate financial statements of Infinity Systems Consulting, Inc. are filed herewith as Annex A.

(b)           Pro Forma Financial Information.

The appropriate pro forma financial information of the Company is filed herewith as Annex B.

(d)           Exhibits.

Exhibit No.	Exhibit

2.1	Asset Purchase Agreement, dated May 9, 2006, by and among Ebix Inc., Infinity Systems Consulting, Inc., and the Shareholders of Infinity Systems Consulting, Inc. *
23	Consent of Penan & Scott, P.C., Chartered Accountants.

*                    The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

2

Annex A

FINANCIAL STATEMENTS

INFINITY SYSTEMS CONSULTING, INC.
FINANCIAL STATEMENTS AND
INDEPENDENT ACCOUNTANTS’ REPORT

DECEMBER 31, 2005 AND 2004

INDEPENDENT ACCOUNTANTS’ REPORT

Infinity Systems Consulting, Inc.
Reston, Virginia

We have audited the accompanying balance sheets of Infinity Systems Consulting, Inc. (ISC) as of December 31, 2005 and 2004, and the related statements of income, changes in stockholders’ (deficit) equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infinity Systems Consulting, Inc. at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Penan & Scott, P.C.

Rockville, Maryland
July 10, 2006

INFINITY SYSTEMS CONSULTING, INC.
BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

ASSETS

	2005	2004
CURRENT ASSETS
Cash	$120,575	$109,929
Accounts Receivable—Net	682,049	445,400
Other Receivables	11,525	—
Prepaid Expenses	132,417	70,510
Total Current Assets	946,566	625,839
PROPERTY AND EQUIPMENT, at Cost,
Net of Accumulated Depreciation	104,327	137,217
OTHER ASSETS
Deposits	18,977	18,672
Total Other Assets	18,977	18,672
TOTAL ASSETS	$1,069,870	$781,728

The accompanying notes are an integral part of these statements.

INFINITY SYSTEMS CONSULTING, INC.
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

	2005	2004
CURRENT LIABILITIES
Accounts Payable	$17,198	$15,591
Accrued Expenses	293,865	371,341
Billings in Excess of Costs and Estimated
Earnings on Uncompleted Contracts	884,114	197,497
Total Current Liabilities	1,195,177	584,429
LONG TERM LIABILITIES
Deferred Rent	120,651	126,990
TOTAL LIABILITIES	1,315,828	711,419
STOCKHOLDERS’ EQUITY
Common Stock—$0.01 Par Value, 75,000 Shares Authorized, 100 Shares Issued, and Outstanding	1	1
Contributed Capital	396,668	24,268
Subscriptions Receivable	(372,400)	—
Retained (Deficit) Earnings	(270,227)	46,040
Total Stockholders’ (Deficit) Equity	(245,958)	70,309
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$1,069,870	$781,728

The accompanying notes are an integral part of these statements.

INFINITY SYSTEMS CONSULTING, INC.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
REVENUE
Commercial Contracts	$4,951,144	$5,354,274
Total Revenue	4,951,144	5,354,274
DIRECT COSTS	833,733	874,024
GROSS PROFIT	4,117,411	4,480,250
OVERHEAD AND GENERAL AND ADMINISTRATIVE EXPENSES	3,127,457	2,715,283
Income from Operations	989,954	1,764,967
OTHER INCOME
Interest Income	11,476	—
Total Other Income	11,476	—
Net Income from Operations before Provision for Income Taxes	1,001,430	1,764,967
PROVISION FOR INCOME TAXES
Income Tax Expense—Current	(17,697)	(31,699)
Total Income Tax Expense	(17,697)	(31,699)
NET INCOME	$983,733	$1,733,268

The accompanying notes are an integral part of these statements.

INFINITY SYSTEMS CONSULTING, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

		Additional		Retained
	Common	Paid-in	Subscription	Earnings
	Stock	Capital	Receivable	(Deficit)	Total
Balances, December 31, 2003	$1	$24,268	$—	$911,772	$936,041
Net income	—	—	—	1,733,268	1,733,268
Distributions to stockholders	—	—	—	(2,599,000)	(2,599,000)
Balances December 31, 2004	1	24,268	—	46,040	70,309
Cancellation of 100 shares of common stock	(1)	—	—	—	(1)
Issuance of 100 shares of common stock	1	—	—	—	1
Contributed Capital	—	372,400	—	—	372,400
Subscriptions receivable	—	—	(372,400)	—	(372,400)
Net income	—	—	—	983,733	983,733
Distributions to stockholders	—	—	—	(1,300,000)	(1,300,000)
Balances, December 31, 2005	$1	$396,668	$(372,400)	$(270,227)	$(245,958)

The accompanying notes are an integral part of these statements.

INFINITY SYSTEMS CONSULTING, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$983,733	$1,733,268
Adjustments to Reconcile Income from Operations to Net Cash Provided (Used) by Operating Activities:
Depreciation and Amortization	51,767	57,902
(Increase) in Accounts Receivable	(236,649)	(9,245)
Decrease in Cost and Estimated Earnings in Excess of Billings	—	314,190
(Increase) in Other Receivables	(11,525)	—
(Increase) in Prepaid Expenses	(61,907)	(41,865)
(Increase) in Deposits	(305)	—
Increase (Decrease) in Accounts Payable	1,607	(5,604)
(Decrease) Increase in Accrued Expenses	(77,478)	247,533
Increase in Billings in Excess of Cost and Estimated Earnings	686,519	197,497
(Decrease) Increase in Deferred Rent	(6,339)	7,162
Total Adjustments	345,690	767,570
Net Cash Provided by Operating Activities	1,329,423	2,500,838
CASH FLOWS FROM INVESTING ACTIVITIES
Net Purchases of Property	(18,777)	(64,740)
Net Cash (Used) in Investing Activities	(18,777)	(64,740)
CASH FLOWS FROM FINANCING ACTIVITIES
Stockholder Draws	(1,300,000)	(2,599,000)
Net Cash (Used) in Financing Activities	(1,300,000)	(2,599,000)
NET INCREASE (DECREASE) IN CASH	10,646	(162,902)
CASH—BEGINNING OF YEAR	109,929	272,831
CASH—END OF YEAR	$120,575	$109,929

The accompanying notes are an integral part of these statements.

INFINITY SYSTEMS CONSULTING, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Non-Cash Investing Activities:
Note Receivable from Stockholders	$372,400	$
Cash Paid For:
Interest	$6,005		$—
Income Taxes	$31,699		$16,763

The accompanying notes are an integral part of these statements.

INFINITY SYSTEMS CONSULTING, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE A—NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Infinity Systems Consulting, Inc. (the “Company”) was established in 1991.  The Company has offices in Reston, Virginia; Dallas, Texas; Tucson, Arizona; and New York, New York.  The Company focuses it personalized services on small to medium size insurance companies.  The Company provides customizable client server system solutions by offering a full suite of “carrier” components such as Policy Administration, Claims, and Billing primarily for property and casualty insurance companies.

Basis of Accounting

The Company uses the accrual method of accounting for financial statement reporting purposes, whereby revenue is recognized as earned and expenses are recognized as incurred.  The Company files its tax return on the cash method of accounting, whereby revenue is recognized when received and expenses are recognized when paid.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Management has evaluated the collectibility of the Company’s accounts receivable, and has reserved allowances for doubtful accounts of $111,126 and $37,153 for the years ended December 31, 2005 and 2004, respectively.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation is provided for using the straight-line method over the estimated useful lives of the assets.  Leasehold improvements are amortized over the term of the leases or their useful lives.  Depreciation and amortization expense was $51,767 and $57,902 for the years ended December 31, 2005 and 2004, respectively.

Expenditures for maintenance and repairs are charged to expense as incurred.  Gains or losses on dispositions of property and equipment are included in operations as incurred.

Marketing Expenses

Marketing costs are charged to expenses as incurred.  Marketing costs were $45,858 and $19,549 for 2005 and 2004, respectively.

INFINITY SYSTEMS CONSULTING, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE A — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES—
(CONTINUED)

Revenue Recognition

Revenue on time-and-material contracts is recognized based upon time (at established rates) and other direct costs incurred.

The Company recognizes revenues from long-term contracts on the percentage of completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract.  If actual and estimated costs to complete a contract indicate a loss, a provision is made currently for the anticipated loss on the contract.

Contract costs include all direct material, labor costs, and other direct costs related to contract performance.  Overhead and general and administrative costs are charged to expense as incurred.

Revenues recognized in excess of amounts billed, is reported as an asset; “Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts”.  Billings in excess of revenues recognized is reported as a liability; “Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts”.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts at high credit quality financial institutions.  The balances, at times, may exceed federally insured limits.  The Company has not experienced any losses on such accounts and believes it is not exposed to any significant credit risk on cash.

Income Taxes

Effective August 2, 1991, the Company elected under the Internal Revenue Code to be a Subchapter S Corporation.  In lieu of corporation income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income, except for states that do not recognize the Subchapter S Corporation status.  A provision or benefit for income taxes has been included in the financial statements for those states.

INFINITY SYSTEMS CONSULTING, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE B—ACCOUNTS RECEIVABLE

Accounts receivable (net) was as follows at December 31, 2005 and 2004:

	2005	2004
Accounts Receivable	$793,175	$482,553
Allowance for Doubtful Accounts	(111,126)	(37,153)
Net Accounts Receivable	$682,049	$445,400

NOTE C—PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2005 and 2004:

	2005	2004
Furniture and Equipment	$218,775	$210,069
Leasehold Improvements	61,080	61,080
	279,855	271,149
Less: Accumulated Depreciation	(175,528)	(133,932)
Net Property and Equipment	$104,327	$137,217

NOTE D—401K PLAN

The Company has adopted a qualified 401(k) plan covering eligible employees with six months of service as of the open enrollment date.  Employees are allowed to defer a portion of their salary up to the IRS limits.  The Company makes discretionary contributions equal to three percent of the employees’ salary deferral.  For the years ended December 31, 2005 and 2004, the Company contributed $52,470 and $48,879, respectively.

NOTE E—LEASE COMMITMENTS

On December 15, 2003, the Company entered into a lease for office space located in Dallas, Texas.  The lease expires on November 30, 2008.  Monthly payments were $6,775 and $6,429 for 2005 and 2004, respectively.

On May 1, 2005, the Company entered into a lease for office space in Tucson, Arizona.  The lease term began May 1, 2005 and expires April 30, 2008.  Monthly payments were $185 for 2005.

INFINITY SYSTEMS CONSULTING, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE E—LEASE COMMITMENTS (CONTINUED)

On December 15, 2003, the Company entered into a lease for office space located in Reston, Virginia.  The lease expires on December 31, 2010.  Monthly payments were $9,558 and $4,253 for 2005 and 2004, respectively.

Total rent expense for all locations were $216,138 and $210,381 for the years ended December 31, 2005 and 2004, respectively.

The following is a schedule of future minimum lease payments required under operating leases as of December 31, 2005:

Year Ending
December 31,	Office Lease
2006	$193,156
2007	193,276
2008	183,959
2009	106,639
2010	106,639
Total	$783,669

NOTE F—INCOME TAXES

The components of the Company’s provision for income taxes for the years ended December 31, 2005 and 2004 are as follows:

	2005	2004
Income Tax Expense—Current
Federal	$—	$—
State	(17,697)	(31,699)
Total Income Tax Provision	$(17,697)	$(31,699)

INFINITY SYSTEMS CONSULTING, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE G—BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS

Costs, estimated earnings, and billings on uncompleted contracts at December 31, 2005 and 2004 are summarized as follows:

	2005	2004
Costs Incurred on Uncompleted Contracts	$2,773,901	$2,195,739
Estimated Earnings	829,232	1,850,095
	3,603,133	4,045,834
Less: Billings to Date	(4,487,247)	(4,243,331)
Billings in Excess of Cost and Estimated Earnings on Uncompleted Contracts	$(884,114)	$(197,497)

NOTE H—DEFERRED RENT

Deferred rent liability results from construction allowances for the Reston, Virginia and Dallas, Texas offices.  The construction allowance is being amortized over the terms of the rent agreements.  The balances in deferred rent liability are $120,651 and $126,990 for the years ended December 31, 2005 and 2004, respectively.

NOTE I—MERGER

On March 1, 2005, Infinity Systems Consulting, Inc. (a Maryland corporation) was merged into a new legal entity, Infinity Systems Consulting, Inc. (a Delaware corporation).  The merger qualifies as a tax free reorganization within code section 368(a)(1)(F) of the Internal Revenue Code.  The corporation’s S election remains in effect.  Cash totaling $700,000 was distributed to the existing stockholders and all existing stock certificates were cancelled.  Certificates of the new corporation were issued to the two existing stockholders representing a 45 percent interest each.  An additional stockholder obtained the remaining ten percent interest.  As a result of the merger, the number of shares authorized for issuance increased from 1,000 to 75,000 shares.  Payment for such interest is in the form of a five year note receivable in the amount of $372,400, which increased the balance in contributed capital to $396,668 at December 31, 2005.  The note bears interest at a rate of 4.09% compounded annually.  Payments on the note are deferred until April 1, 2010.

INFINITY SYSTEMS CONSULTING, INC.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE J—SUBSEQUENT EVENT

On May 1, 2006, certain assets of the Company were purchased by EBIX, Inc. per an asset purchase agreement for $2,900,000 in cash.  The legal entity will continue to exist.

NOTE K—LINE OF CREDIT

During the years ended December 31, 2005 and 2004, the Company borrowed against a line of credit with a bank, renewable annually.  The line of credit is payable interest only for twelve months with principal due on the date of maturity.  The maximum amount available on the line of credit is $400,000.  The interest rate is floating at prime plus 1.0%.   The balance on the line of credit at December 31, 2005 and 2004 was zero.

Annex B

PRO FORMA INFORMATION

The following unaudited Pro Forma Condensed Combining Financial data are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Infinity and notes thereto included herein.

Ebix, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combining Balance Sheets
March 31, 2006
(In thousands, except for share amounts)

					Ebix, Inc./
			Pro Forma		Infinity
	Ebix, Inc.	Infinity	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$6,246	$223	$(223)	(C)
			(2,900)	(A)	$3,346
Accounts receivable	3,885	987	(987)	(C)	3,885
Prepaid expenses	—	117	(117)	(C)	—
Other current assets	520	15	(15)	(C)	520
Total current assets	10,651	1,342	(4,242)		7,751
Property and equipment, net	1,408	93	—		1,501
Goodwill	12,047	—	1,271	(B)	13,318
Intangibles	3,058	—	2,399	(B)	5,457
Other assets	285	19	(19)	(C)	285
Total assets	$27,449	$1,454	$(591)		$28,312
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,518	$299	$(299)	(C)	$1,518
Accrued payroll and related benefits	677	—	—		677
Current portion of long term debt	966	—	—		966
Deferred revenue	3,017	—	—
Billings in Excess of Costs and Estimate Earnings on Uncompleted Contracts		815	(69)	(D)	3,763
Deferred rent	—	117	—		117
Total current liabilities	6,178	1,231	(368)		7,041
Long term note payable, less current portion	1,348	—	—		1,348
Stockholders’ equity:
Common stock, $.10 par value, 10,000,000 shares authorized	275	1	(1)	(C)	275
Additional paid-in capital	94,040	—	—		94,040
Contributed Capital		396	(396)	(C)	—
Subscriptions Receivables		(372)	372	(C)	—
Accumulated deficit	(74,554)	198	(198)	(C)	(74,554)
Accumulated other comprehensive income	162	—	—		162
Total stockholders’ equity	19,923	223	(223)		19,923
Total liabilities and stockholders’ equity	$27,449	$1,454	$(591)		$28,312

See accompanying notes to unaudited pro forma condensed combining financial statements.

Ebix, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combining Statements of Income
December 31, 2005
(In thousands, except per share data)

					Ebix, Inc./
			Pro Forma		Infinity
	Ebix, Inc.	Infinity	Adjustments		Pro Forma
Revenue:
Software	$1,218	—	—		$1,218
Services and other	22,882	4,952	(17)	(F)	27,817
Total revenue	24,100	4,952	(17)		29,035
Operating expenses:
Services and other costs	5,915	3,341	—		9,256
Product development	3,258	—	—		3,258
Sales and marketing	2,073	209	—		2,282
General and administrative	6,883	354	—		7,237
Amortization and depreciation	1,321	52	392	(E)	1,765
Total operating expenses	19,450	3,956	392		23,798
Operating income	4,650	996	(409)		5,237
Interest income	294	11	—		305
Interest expense	(308)	(6)	—		(314)
Foreign exchange gain (loss)	(20)	—	—		(20)
Income before income taxes	4,616	1,001	(409)		5,208
Income taxes	(294)	(18)	(20)	(G)	(332)
Net income	$4,322	$983	(429)		4,876
Basic earnings per common share	$1.55	—	—		$1.75
Diluted earnings per common share	$1.38	—	—		$1.56
Basic weighted average shares outstanding	2,789	—	—		2,789
Diluted weighted average shares outstanding	3,121	—	—		3,121

See accompanying notes to unaudited pro forma condensed combining financial statements.

Ebix, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combining Statements of Income
March 31, 2006
(In thousands, except per share data)

					Ebix, Inc./
			Pro Forma		Infinity
	Ebix, Inc.	Infinity	Adjustments		Pro Forma
Revenue:
Software	$497	—	—		$497
Services and other	5,153	1,324	(25)	(I)	6,452
Total revenue	5,650	1,324	(25)		6,949
Operating expenses:
Services and other costs	1,331	645	—		1,976
Product development	869	—	—		869
Sales and marketing	590	53	—		643
General and administrative	1,364	149	—		1,513
Amortization and depreciation	314	9	98	(H)	421
Total operating expenses	4,468	856	98		5,422
Operating income	1,182	468	(123)		1,527
Interest income	79	4	—		83
Interest expense	(32)	—	—		(32)
Foreign exchange gain	42	—	—		42
Income before income taxes	1,271	472	(123)		1,620
Income taxes	(136)	(3)	(9)	(J)	(148)
Net income	$1,135	$469	(132)		1,472
Basic earnings per common share	$0.41	—	—		$0.54
Diluted earnings per common share	$0.36	—	—		$0.47
Basic weighted average shares outstanding	2,748	—	—		2,748
Diluted weighted average shares outstanding	3,137	—	—		3,137

See accompanying notes to unaudited pro forma condensed combining financial statements.

Ebix, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combining Financial Statements
(amounts in thousands)

1.  BASIS OF PRESENTATION

The unaudited pro forma condensed combining balance sheet as of March 31, 2006 gives effect to the acquisition of Infinity Systems Consulting Inc. (“Infinity”) as if it occurred on that date.  The unaudited proforma condensed combining statement of income for the three months ended March 31, 2006 and year ended December 31, 2005 gives effect to the acquisition of Infinity as if it occurred on January 1, 2005.

Under the terms of the Asset Purchase Agreement, dated May 9, 2006, Ebix, Inc. (“the Company”) acquired substantially all of the operating assets of Infinity Systems Consulting, Inc. (“Infinity”).  The Company acquired these assets for an upfront payment of $2.9 million in cash and a potential future payment not exceeding $4.5 million in cash if Infinity meets certain future revenue projections as a division of the Company.  The Company funded the acquisition using available cash on hand.

The assets and liabilities assumed in this acquisition were recorded based on management’s best estimates of fair market value with any excess purchase price being allocated to goodwill. The preliminary purchase price allocation may be subject to further adjustments as the Company finalizes its allocation in accordance with accounting principles generally accepted in the United States of America.

2.  PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET AND STATEMENT OF INCOME

(A)         Reflects Ebix, Inc.’s purchase price of approximately $2,900 in cash.

(B)           Reflects the establishment of goodwill in the amount of $1,271 and other intangible assets of $2,399.

(C)           Reflects the elimination as part of the purchase price as this asset or liability was not assumed as part of the purchase price of the transaction and as such, the fair value of these assets or liabilities were deemed to be zero.

(D)          Reflects the adjustment of  Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts acquired to its estimated fair value.

(E)            Reflects assumed amortization of $392 during 2005 related to the establishment of intangible assets in connection with the acquisition.

(F)            Reflects a reduction of revenue related to Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts acquired to its fair value at January 1, 2005 and subsequent recognition of adjusted deferred revenue.

(G)           Reflects a 2% tax provision (AMT) on Infinity’s pre tax income

(H)          Reflects assumed amortization of $98 related to the establishment of intangible assets in connection with the acquisition.

(I)               Reflects a reduction of revenue related to Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts acquired to its fair value at January 1, 2005 and subsequent recognition of adjusted deferred revenue.

(J)              Reflects a 2% tax provision (AMT) on Infinity’s pre tax income

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Richard J. Baum
Richard J. Baum
Executive Vice President – Finance and
Administration, Chief Financial Officer
And Secretary

Dated: July 24, 2006